Exhibit 99.1

FOR IMMEDIATE RELEASE

Cognex Acquires SUALAB to Advance its Leadership in Deep Learning-Based Machine Vision

Acquisition extends company’s deep learning capabilities and accelerates opportunities to automate difficult visual inspection tasks in industrial markets

October 16, 2019—NATICK, MA—Cognex Corporation (NASDAQ: CGNX), the leader in machine vision for factory automation and industrial barcode reading, today announced the acquisition of SUALAB, a leading Korean-based developer of vision software using deep learning for industrial applications.

The addition of SUALAB’s engineering team and intellectual property is expected to enhance Cognex’s existing deep learning capabilities based on technology acquired from ViDi Systems in April of 2017.

“Deep learning enables Cognex to solve many challenging inspection applications in factories, which, until now, could only be done by large teams of human visual inspectors,” said Robert J. Willett, President and CEO of Cognex. “SUALAB’s considerable IP, engineering expertise, and extensive market coverage will help us to serve a fast-growing market, primarily in Asia. Today, tens of thousands of people perform difficult, tedious and error-prone visual inspections for flaws and defects on electronic components and subsystems which will be done more reliably and at lower cost in the future with deep learning-based machine vision.”

Dr. Robert J. Shillman, Cognex’s founder and Chairman said, “We’re very excited to welcome the SUALAB team to Cognex; they are a great fit for our work hard, play hard and move fast culture.”

Headquartered in Seoul, Korea, SUALAB was co-founded in 2013 by Song Kiyoung, who will join Cognex and help lead the world’s largest team of engineers specializing in the use of deep learning for industrial machine vision applications

“Our goal at SUALAB has been clear since our founding—to be the global leader in deep learning-based vision inspection,” said SUALAB CEO and co-founder, Song Kiyoung. “By joining Cognex, we have reached that goal, and together, we plan to accelerate our efforts to help more customers solve even the most complex vision applications faster, easier and more cost-effectively.”

Additional information about the acquisition will be communicated during Cognex’s third quarter earnings call on October 28, 2019 at 5:00 p.m. Eastern Time (ET).

About Cognex

Cognex Corporation designs, develops, manufactures and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors. Cognex is the world’s leader in the machine vision industry, having shipped more than 2 million image-based products, representing over $6 billion in cumulative revenue, since the company’s founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding the expected benefits of the SUALAB acquisition, business and market trends, future financial performance, expected areas of growth, emerging markets, research and development activities, and strategic plans, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the challenges in integrating and achieving expected results from acquired businesses; (2) the loss of a large customer; (3) current and future conditions in the global economy, including the imposition of tariffs or export controls; (4) the reliance on revenue from the consumer electronics or automotive industries; (5) the inability to penetrate new markets; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) information security breaches or business system disruptions; (9) the inability to attract and retain skilled employees; (10) the failure to effectively manage our growth; (11) the reliance upon key suppliers to manufacture and deliver critical components for our products; (12) the failure to effectively manage product transitions or accurately forecast customer demand; (13) the inability to design and manufacture high-quality products; (14) the technological obsolescence of current products and the inability to develop new products; (15) the failure to properly manage the distribution of products and services; (16) the inability to protect our proprietary technology and intellectual property; (17) our involvement in time-consuming and costly litigation; (18) the impact of competitive pressures; (19) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (20) exposure to additional tax liabilities; and (21) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts:

Liz Bradley

Corporate Communications

+1 857-891-5531

Liz.bradley@cognex.com

Susan Conway

Investor Relations

+1 508-650-3353

Susan.conway@cognex.com